Exhibit 5.1

2001 ROSS AVENUE	ABU DHABI	HOUSTON
DALLAS, TEXAS	AUSTIN	LONDON
75201-2980	BEIJING	MOSCOW
	BRUSSELS	NEW YORK
TEL +1 214.953.6500	DALLAS	PALO ALTO
FAX +1 214.953.6503	DUBAI	RIYADH
www.bakerbotts.com	HONG KONG	WASHINGTON

May 22, 2013

Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
Ladies and Gentlemen:
As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in order to effect the registration of securities that may be offered, issued and sold by the Company and the Subsidiary Guarantors from time to time, we are passing upon certain legal matters in connection with such securities. The securities to be registered pursuant to the Registration Statement consist of (a) the senior debt securities and subordinated debt securities of the Company (collectively, the “Debt Securities”), (b) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (c) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued as part of a series established pursuant to a certificate of designation (a “Certificate of Designation”) filed in the office of the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, (d) warrants (“Warrants”) to purchase Debt Securities, Common Stock, Preferred Stock or other securities, or any combination of the foregoing, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and one or more banks or trust companies, as warrant agent (each, a “Warrant Agent”), and (e) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by the Subsidiary Guarantors. The Debt Securities, Common Stock, Preferred Stock, Warrants and Subsidiary Guarantees are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
Each series of senior Debt Securities will be issued pursuant to that certain Indenture (the “Senior Indenture”), dated as of December 15, 2009, entered into between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and each series of subordinated Debt Securities will be issued pursuant to an indenture to be entered into between the Company, as issuer, and a trustee to be named therein (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), as each such Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers' certificate or other writing thereunder establishing the form and terms of such series.

Dr Pepper Snapple Group, Inc	- 2 -	May 22, 2013
In our capacity as counsel to the Company and the Subsidiary Guarantors in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (a) the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (b) the Amended and Restated By-Laws of the Company, as amended to date (the “By-Laws”), (c) the Indentures, (d) the certificates of incorporation or formation, bylaws, limited and general partnership agreements and limited liability company agreements, as applicable, of each of the Subsidiary Guarantors, and (e) corporate records of the Company and the Subsidiary Guarantors, including minute books of the Company and the Subsidiary Guarantors, as furnished to us by the Company and the Subsidiary Guarantors, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions set forth below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.
On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1.When any supplemental indenture to be entered into in connection with a particular series of Debt Securities has been duly authorized, executed and delivered by the Company, any Subsidiary Guarantors, as applicable, and the trustee thereunder; the specific terms of the Debt Securities and the issuance and sale thereof, and any Subsidiary Guarantees, have been duly authorized by the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) and the board of directors (or the equivalent thereof) of each Subsidiary Guarantor, respectively; and such Debt Securities and any Subsidiary Guarantees have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture, any supplemental indenture relating to such Debt Securities and Subsidiary Guarantees and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Debt Securities against payment therefor, such Debt Securities and Subsidiary Guarantees, if applicable, will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) concepts of reasonableness and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

Dr Pepper Snapple Group, Inc	- 3 -	May 22, 2013
2.When the issuance and sale of any shares of Common Stock have been duly authorized by the Board; certificates evidencing such shares have been duly executed, countersigned and registered; and such shares have been duly issued in accordance with any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, such shares of Common Stock will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable.
3.When the specific terms of a particular series of Preferred Stock and the issuance and sale of shares of such series have been duly authorized by the Board, including through approval by the Board of the Certificate of Designation relating to such series; the Certificate of Designation for such series has been filed in the office of the Secretary of State of the State of Delaware; certificates evidencing such shares have been duly executed, countersigned and registered; and such shares have been duly issued in accordance with the Certificate of Designation and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, such shares of Preferred Stock will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable.
4.When the Warrant Agreement to be entered into in connection with any particular Warrants has been duly authorized, executed and delivered by the Company and the Warrant Agent; the specific terms of such Warrants and the issuance and sale thereof have been duly authorized by the Board; and such Warrants have been duly executed, issued and delivered in accordance with the Warrant Agreement and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Warrants against payment therefor, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) concepts of reasonableness and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
In connection with this opinion, we have assumed that:
(a)prior to the time of the offer, sale or delivery of any Securities, the Registration Statement and any amendments thereto will have become effective under the Securities Act and such effectiveness shall not have been terminated, rescinded or suspended;
(b)prior to, at or after the time of the offer, sale or delivery of any Securities, a prospectus supplement will, in accordance with the applicable requirements of the Securities

Dr Pepper Snapple Group, Inc	- 4 -	May 22, 2013
Act and the rules and regulations thereunder, have been prepared and filed with the Commission describing the Securities offered thereby;
(c)no Debt Securities, Subsidiary Guarantees or Warrants will include any provision that is unenforceable;
(d)in the case of shares of Securities consisting of shares of Common Stock or Preferred Stock or which provide for the issuance of such shares upon conversion, exchange, redemption or exercise, at the time of the issuance thereof, there will be a sufficient number of shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise issued or reserved for issuance; and the purchase price for such shares payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares;
(e)any securities issuable upon conversion, exchange, redemption or exercise of any Securities being issued by the Company will have been duly authorized by the Company and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
(f)neither the terms of the Securities to be established after the date hereof or of any agreement or instrument to be entered into or filed by the Company in connection with such Securities (including, but not limited to, any supplemental indenture relating to any series of Debt Securities, any Subsidiary Guarantees, any Certificate of Designation or any Warrant Agreement) nor the performance by the Company of its obligations in respect of any such Securities or under any such agreement or instrument will violate any applicable law or public policy or result in a breach or violation of any provision of agreement or instrument binding upon the Company or of any restriction imposed by any court or government body having jurisdiction over the Company;
(g)in the case of Debt Securities of any series issuable under an Indenture:
(i)if such Debt Securities are senior Debt Securities, the Senior Indenture will be in full force and effect, and if such Debt Securities are subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company and the trustee thereunder;
(ii)in accordance with the terms of the Indenture under which such Debt Securities will be issued, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities;
(iii)any Subsidiary Guarantors that issue Subsidiary Guarantees will have the power and authority to issue such Subsidiary Guarantees under the Indenture;

Dr Pepper Snapple Group, Inc	- 5 -	May 22, 2013
(iv)in accordance with the terms of the Indenture under which any Subsidiary Guarantees will be issued, the board of directors or other authorized governing body of such Subsidiary Guarantors will have taken all action, corporate or otherwise, to authorize the issuance of such Subsidiary Guarantees and establish the terms thereof;
(v)the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and
(vi)forms of Debt Securities and Subsidiary Guarantees, if applicable, complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities and Subsidiary Guarantees, if applicable, will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;
(h)the Indentures, any Subsidiary Guarantees and any Warrant Agreement will be governed by the laws of the State of New York;
(i)all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner consistent with the plan of distribution set forth in the Registration Statement and the applicable prospectus supplement; and
(j)there shall not have occurred any change in law affecting the validity or enforceability of any Securities.
In rendering this opinion, we express no view as to:
(1)    the enforceability of any waiver of rights under any usury or stay law;
(2)    the validity, legally binding effect or enforceability of any provision of the Indentures or any Certificate of Designation or Warrant Agreement or any other provision applicable to any Securities that requires or relates to adjustments to the conversion or exercise price of any Securities at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture; or
(3)    the validity, legally binding effect or enforceability of any provision that permits holders of Securities to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.
The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law, and no opinion is expressed herein as to any matters governed by the law of any other jurisdiction.

Dr Pepper Snapple Group, Inc	- 6 -	May 22, 2013
We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.

Dr Pepper Snapple Group, Inc	- 7 -	May 22, 2013
SCHEDULE I

LIST OF SUBSIDIARY GUARANTORS

234DP Aviation, LLC
A&W Concentrate Company
Americas Beverages Management GP
AmTrans, Inc.
Berkeley Square US, Inc.
Beverage Investments LLC
Beverages Delaware Inc.
DP Beverages Inc.
DPS Americas Beverages, LLC
DPS Beverages, Inc.
DPS Finance II, Inc.
DPS Holdings Inc.
Dr Pepper/Seven-Up Beverage Sales Company
Dr Pepper/Seven Up Manufacturing Company
Dr Pepper/Seven Up, Inc.
High Ridge Investments US, Inc.
International Beverage Investments GP
International Investments Management LLC
Mott's General Partnership
Mott's LLP
MSSI LLC
Nantucket Allserve, Inc.
Nuthatch Trading US, Inc.
Pacific Snapple Distributors, Inc.
Royal Crown Company, Inc.
Snapple Beverage Corp.
Splash Transport, Inc.
The American Bottling Company